UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FEDEX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	62-1721435 (I.R.S. Employer Identification No.)

942 South Shady Grove Road

Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	71-0427007 (I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDEX GROUND PACKAGE SYSTEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	34-1441019 (I.R.S. Employer Identification No.)

1000 FedEx Drive

Moon Township, Pennsylvania 15108
(Address of Principal Executive Offices) (Zip Code)

FEDEX FREIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	62-1835899 (I.R.S. Employer Identification No.)

1715 Aaron Brenner Drive, Suite 600

Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

FEDEX FREIGHT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Arkansas (State of Incorporation or Organization)	71-0562003 (I.R.S. Employer Identification No.)

1715 Aaron Brenner Drive, Suite 600

Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

FEDEX CORPORATE SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	62-1808017 (I.R.S. Employer Identification No.)

942 South Shady Grove Road

Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

FEDEX OFFICE AND PRINT SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas (State of Incorporation or Organization)	77-0433330 (I.R.S. Employer Identification No.)

7900 Legacy Drive

Plano, Texas 75024
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS EUROPE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	62-1441419 (I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS HOLDINGS S.A., LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	62-1361344 (I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

FEDERAL EXPRESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	58-1689315 (I.R.S. Employer Identification No.)

3610 Hacks Cross Road

Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

0.700% Notes due 2022	New York Stock Exchange

Guarantees of the Notes by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Corporate Services, Inc., FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc.

New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-226426
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

FedEx Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated January 14, 2019 (the “Prospectus Supplement”) to a Prospectus dated July 30, 2018 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-226426), which Registration Statement was filed with the Securities and Exchange Commission on July 30, 2018 (the “Prospectus”), relating to the securities to be registered hereunder.  The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.                                    Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes,” “Material United States Federal Income and Estate Tax Considerations” and “Certain European Union Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities and Guarantees” in the Prospectus.

Item 2.                                    Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of October 23, 2015 between FedEx Corporation (the “Company”), the guarantors named therein and Well Fargo Bank, National Association, as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2015).

4.2

Supplemental Indenture No. 1, dated as of October 23, 2015 between the Company, the guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2015).

4.3

Supplemental Indenture No. 2, dated as of March 24, 2016 between the Company, the guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 24, 2016).

4.4

Supplemental Indenture No. 3, dated as of April 11, 2016 between the Company, the guarantors named therein, the Trustee and Elavon Financial Services Limited, UK Branch, as paying agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 11, 2016).

4.5

Supplemental Indenture No. 4, dated as of January 6, 2017 between the Company, the guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 6, 2017).

4.6

Supplemental Indenture No. 5, dated as of January 31, 2018 between the Company, the guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2018).

4.7

Supplemental Indenture No. 6, dated as of October 17, 2018 between the Company, the guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 17, 2018).

4.8	Supplemental Indenture No. 7, dated as of January 16, 2019 between the Company, the

Exhibit Number	Description
guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 16, 2019).
4.9

Supplemental Indenture No. 8, dated as of January 18, 2019 between the Company, the guarantors named therein, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 18, 2019).

4.10	Form of 0.700% Note due 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 18, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FedEx Corporation

By:	/s/ John D. Hartney
Name:	John D. Hartney
Title:	Staff Vice President and Assistant Treasurer

Federal Express Corporation

By:	/s/ C. Edward Klank III
Name:	C. Edward Klank III
Title:	Secretary

FedEx Ground Package System, Inc.

By:	/s/ C. Edward Klank III
Name:	C. Edward Klank III
Title:	Secretary

FedEx Freight Corporation

By:	/s/ C. Edward Klank III
Name:	C. Edward Klank III
Title:	Secretary

FedEx Freight, Inc.

By:	/s/ C. Edward Klank III
Name:	C. Edward Klank III
Title:	Assistant Secretary

FedEx Corporate Services, Inc.

By:	/s/ C. Edward Klank III
Name:	C. Edward Klank III
Title:	Secretary

FedEx Office and Print Services, Inc.

	By:	/s/ C. Edward Klank III
	Name:	C. Edward Klank III
	Title:	Assistant Secretary

Federal Express Europe, Inc.

	By:	/s/ C. Edward Klank III
	Name:	C. Edward Klank III
	Title:	Assistant Secretary

Federal Express Holdings S.A., LLC

	By:	/s/ C. Edward Klank III
	Name:	C. Edward Klank III
	Title:	Assistant Secretary

Federal Express International, Inc.

	By:	/s/ C. Edward Klank III
	Name:	C. Edward Klank III
	Title:	Assistant Secretary

Date: February 1, 2019